As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Brink’s Company
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address of Principal Executive Offices)

The Brink’s Company 2005 Equity Incentive Plan
Non-Employee Directors’ Stock Option Plan
(Full title of the plan)

McAlister C. Marshall, II, Esq.
Vice President, General Counsel and Secretary
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $1.00 per share	1,288,887 Shares	$26.60	$34,284,394	$1,914
Common Stock, par value $1.00 per share	1,098 Shares	$26.60	$29,207	$2

(1)
Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $26.60 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 25, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

The Brink’s Company (the “Company”) is hereby registering 1,288,887 additional shares of its common stock, par value $1.00 per share (the “Common Stock”), for issuance under The Brink’s Company 2005 Equity Incentive Plan (the “2005 Equity Plan”). The registration statement on Form S-8 (Registration No. 333-133073, the “Prior 2005 Equity Plan Registration Statement”), as filed with the Securities and Exchange Commission on April 7, 2006, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior 2005 Equity Plan Registration Statement, to the extent they relate to the 2005 Equity Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

In addition, the Company is hereby registering 1,098 additional shares of Common Stock, for issuance under The Brink’s Company Non-Employee Directors’ Stock Option Plan (the “Directors’ Option Plan”). The registration statement on Form S-8 (Registration No. 333-70772, the “Prior Directors’ Option Plan Registration Statement”), as filed with the Securities and Exchange Commission on October 2, 2001, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Directors’ Option Plan Registration Statement, to the extent they relate to the Directors’ Option Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 5.                     Interests of Named Experts and Counsel

Certain legal matters regarding shares of Common Stock will be passed upon for the Company by McAlister C. Marshall, II, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Marshall beneficially owns 880 shares of the Common Stock and he holds options to purchase Common Stock and units representing Common Stock.

Item 8.                     Exhibits

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed November 20, 2007 (File No. 1-9148)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed March 10, 2009 (File No. 1-9148)).

4.3
2005 Equity Incentive Plan, as amended and restated effective November 14, 2008 (incorporated herein by reference to Exhibit 10(f) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 1-9148)).

4.4
Non-Employee Directors’ Stock Option Plan, as amended and restated as of July 8, 2005 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-9148)).

5.1	Opinion of McAlister C. Marshall, II, Esq., regarding Common Stock.

23.1	Consent of McAlister C. Marshall, II, Esq. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 30th day of March, 2009.

THE BRINK’S COMPANY
(Registrant)

By:	/s/ McAlister C. Marshall, II
Name:	McAlister C. Marshall, II
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Dan	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 30, 2009
Michael T. Dan

/s/ Michael J. Cazer	Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2009
Michael J. Cazer

/s/ Matthew A.P. Schumacher	Controller (Principal Accounting Officer)	March 30, 2009
Matthew A.P. Schumacher

*	Director	March 30, 2009
Roger G. Ackerman

*	Director	March 30, 2009
Betty C. Alewine

*	Director	March 30, 2009
James R. Barker

*	Director	March 30, 2009
Marc C. Breslawsky

*	Director	March 30, 2009
Michael J. Herling

*	Director	March 30, 2009
Thomas R. Hudson Jr.

*	Director	March 30, 2009
Murray D. Martin

Director
Thomas C. Schievelbein

*	Director	March 30, 2009
Robert J. Strang

*	Director	March 30, 2009
Ronald L. Turner

* By:	/s/ Michael T. Dan
Michael T. Dan, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed November 20, 2007 (File No. 1-9148)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed March 10, 2009 (File No. 1-9148)).

4.3
2005 Equity Incentive Plan, as amended and restated effective November 14, 2008 (incorporated herein by reference to Exhibit 10(f) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 1-9148)).

4.4
Non-Employee Directors’ Stock Option Plan, as amended and restated as of July 8, 2005 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-9148)).

5.1	Opinion of McAlister C. Marshall, II, Esq., regarding Common Stock.

23.1	Consent of McAlister C. Marshall, II, Esq. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.